Exhibit 99.1

“Green” Technology Company SmartHeat Inc. Appoints Seasoned Wall Street Executives and Industry Professionals as Directors

NEW YORK, NY--(MARKET WIRE)--Jun 23, 2008 – SmartHeat Inc. (Website: www.smartheatinc.com; OTCBB: SMHT - News), a market leader in China's “green” technology heat energy saving industry , today announced that Mr. Arnold Staloff, current board member of Lehman Brothers Derivative Products, AgFeed Industries, Inc. (NASDAQ: FEED - News) and Shiner International Inc. (NASDAQ: BEST - News), and Mr. Fredric Rittereiser, former President of Wall Street firm Troster, Singer & Co and the former President of various electronic securities trading companies including Instinet Corporation, and a board member of AgFeed Industries, have joined SmartHeat as members of its board of directors.

SmartHeat also welcomes Weiguo Wang, Ph.D., currently the Assistant Secretary General of the China Standardization Committee on Boilers and Pressure Vessels, and Mr. Wenbin Lin, a founder of the Company, to its Board of Directors. Messrs. Staloff, Rittereiser and Dr. Wang will serve as members of SmartHeat's Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

SmartHeat intends to file a listing application to list its common stock on the NASDAQ Stock Market.

James Jun Wang, SmartHeat's Chief Executive Officer, commented: "SmartHeat is a highly profitable and high growth market leader in China’s “green” technology heat energy saving industry. Our products significantly improve heat emission efficiency and benefit the environment as inefficient coal burning emissions is a major contributor to air pollution in Chinese cities. Our new board represents in-depth knowledge and broad contacts in our industry and the US capital markets, as well as a high level of understanding of global finance that will be instrumental for our continued growth. We look forward to working with them to enhance the value for SmartHeat shareholders."

About Mr. Arnold Staloff

Arnold Staloff began his career with the U.S. Securities and Exchange Commission, Trading and Markets Division in 1968. He is currently a member of the Board of Directors for Lehman Brothers Derivative Products Inc. and Exchange Lab Inc. He was the former President of the Philadelphia Board of Trade in 1985. He served as an officer of the Philadelphia Stock Exchange from 1971 to 1989. Mr. Staloff also served as a member of the Board of Governors, Executive Committee and Chairman of the Foreign Currency Options Committee of the Philadelphia Stock Exchange and served on its Finance, Marketing, Steering and New Products Committees. He has been featured as the inventor of currency options in The Vandals' Crown, (Millman, Free Press, 1995). He was the former Chairman of SFB Market Systems, Inc., a firm that manages all options symbols within the United States. Prior to that, he served as President and CEO of Bloom Staloff Corporation, an equity and options market making firm and foreign currency options floor broker. He also served as President and CEO of The Commodity Exchange, a leading futures exchange. In addition, he has served as a board member of several other organizations including the Options Clearing Corporation, the Composite Tape Association, the Options Price Reporting Authority, the National Futures Association, the Swiss Commodities, Futures, and Options Association, and the Variety Club for Handicapped Children. Mr. Staloff also currently serves as an independent board member and Chairman of Audit Committees for NASDAQ listed Shiner International, Inc. and AgFeed Industries, Inc.

About Mr. Fredric Rittereiser

Frederic Rittereiser has over 40 years of capital markets experience as senior executives at numerous Wall Street firms. He is currently an independent consultant advising global companies with market entry and strategic development issues specializing in China-related projects. He is the former President of Instinet Corporation, the world's leading electronic securities trading firm. After seven years of service at the NYPD Intelligence Division as a detective, he started his Wall Street career in 1964 as an institutional equities trader with Merrill Lynch & Co. Subsequently, he became one of the leading block traders on Wall Street. In 1973, Mr. Rittereiser became President of Wall Street trading firm Troster, Singer & Co. Under his guidance, the company was transformed into a leading institutional block trading house on the NASDAQ. Concurrently, since 1973 until 1980, he served as the NASD representative on the National Market System Committee responsible for negotiating rates, developing market linkages in the US, promoting price competition and endorsing NASDAQ as the electronic market for growth companies and new issues. In 1983, he joined Instinet Corporation as President and COO. Under his leadership, the company evolved into a highly efficient continuous electronic trading system that allowed institutions and dealers to negotiate securities trades anonymously. Mr. Rittereiser successfully negotiated the sale of Instinet to the Reuters Group in 1987. Between 1983 and 2002, Mr. Rittereiser was CEO and COO of three electronic trading companies -- Instinet, Sherwood Group and Ashton Technology Group. Between 1991 and 1993, he became a special consultant to Booz Allen and Hamilton, a global strategy and technology consulting group. He also served as a board member of the International Heritage Mutual Fund. Mr. Rittereiser is the founder of Ashton Technology Group and Gomez Advisors, Inc. He currently serves as an independent board member for NASDAQ listed AgFeed Industries, Inc.

About Weiguo Wang, Ph.D.

Dr. Weiguo Wang currently serves as Assistant Secretary General of the China Standardization Committee on Boilers and Pressure Vessels. Additionally, Dr. Wang serves as a Director of the China Special Equipment Inspection and Research Agency and Deputy General Manager of Boilers Standard (Beijing) Technology Services Center Co., Ltd. since March 2004. Previously, Dr. Wang was a teacher at Tianjin University, China. Dr. Wang holds a Bachelor’s degree in Mechanics, a Master’s degree in Fluid Mechanics and a Ph.D. in Fluid Mechanics, all from Beijing University.

About Mr. Wenbin Lin

Wenbin Lin is one of the original founders of SmartHeat Inc. in 2002. Mr. Lin served as Chairman of Shenyang Thermoelectric Corp. and throughout his career has held a variety of positions within the government of Shenyang City in the People's Republic of China, including Director of the Economic Development & Reform Commission, Director of Shenyang City’s Economics & Trade Commission and Deputy Director for the Economic Planning Commission. Mr. Lin holds a Bachelor’s degree in Press Machinery from China's Anshan Steel Technical College.

About SmartHeat Inc.

SmartHeat Inc. is a US company with its primary operations in China. SmartHeat is a market leader in China’s “green” technology heat energy saving industry. SmartHeat manufactures plate heat exchangers and compact plate heat exchanger units – the technology that helps to capture and recycle waste heat thus reduces fossil fuel related costs and pollution. SmartHeat’s products and technology have broad residential and industrial applications. China’s heat transfer market is currently estimated at approximately $2.4 billion with double digit annual growth according to China Heating Association. Additional information about SmartHeat is available at its corporate website: www.smartheatinc.com

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ from the company's expectations. SmartHeat's actual results may differ from its projections. Further, preliminary results are subject to normal year-end adjustments. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect SmartHeat's current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in SmartHeat’s filings with the Securities and Exchange Commission.

Contact Information:

James Wang, CEO

SmartHeat Inc.

Tel: 011-86-13701368262

Email: info@smartheatinc.com

www.smartheatinc.com